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STATEMENT REGARDING COMPUTATION                                                                                       EXHIBIT (11)
OF PER SHARE EARNINGS

                                                                               QUARTER ENDING                 YEAR ENDING
                                                                                 JANUARY 31                    JANUARY 31
                                                                          -------------------------     -------------------------
                                                                             1995           1994           1995          1994
                                                                          =========================     =========================
PRIMARY
Weighted average shares outstanding at end of period                      12,566,862     12,080,319     12,508,718     11,955,957
Assuming exercise of options reduced by the number of
 shares which could have been purchased with the
 proceeds from exercise                                                       66,406       (285,197)        42,044       (161,998)
                                                                          -------------------------     -------------------------
Shares outstanding for computation of per share earnings                  12,633,268     11,795,122     12,550,762     11,793,959
                                                                          =========================     =========================
Net income                                                                $1,069,000   $(29,548,000)    $8,397,000   $(34,669,000)
                                                                          =========================     =========================
Primary earnings per share                                                     $0.08         $(2.51)         $0.67         $(2.94)
                                                                          =========================     =========================



FULLY DILUTED
Weighted average shares outstanding at end of period                      12,566,862     12,080,319     12,508,718     11,955,957
Assuming exercise of options reduced by the number of
 shares which could have been purchased with the
 proceeds from exercise                                                       66,406        (90,333)        92,398        (89,259)
                                                                          -------------------------     -------------------------
Shares outstanding for computation of per share earnings                  12,633,268     11,989,986     12,601,116     11,866,698
                                                                          =========================     =========================
Net income                                                                $1,069,000   $(29,548,000)    $8,397,000   $(34,669,000)
                                                                          =========================     =========================
Fully diluted earnings per share                                               $0.08         $(2.46)         $0.67         $(2.92)
                                                                          =========================     =========================


REPORTED EARNINGS PER SHARE                                                    $0.08         $(2.47)         $0.67         $(2.90)
                                                                          =========================     =========================


The company does not meet the 3% dilution test contained in Accounting Principles Board Opinion #15, therefore disclosure of diluted earnings per share on the face of the condensed consolidated statements of operations is not required.

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